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                                                                 EXHIBIT 10.30


                    PROMISSORY NOTE MODIFICATION AGREEMENT



        This Agreement is made and entered into on 28th, August, 1995 ("Agreement Date"), to be effective as of August 28, 1995 ("Effective Date"), by and between OIOPT Acquisition Corp., a Delaware corporation ("Maker") and Bank One, Dayton, NA ("Bank One"):

                                 WITNESSETH:

WHEREAS, Maker heretofore executed a $720,000.00 promissory note dated July 14, 1993 in favor of Bank One as same may have been amended or modified from time to time ("Promissory Note"); and, WHEREAS, Maker has requested that the Promissory Note be modified to the limited extent as hereinafter set forth; and, WHEREAS, Bank One has agreed to such modification; NOW THEREFORE, by mutual agreement of the parties and in mutual consideration of the premises and for other good and valuable considerations, the receipt of which is hereby acknowledged, the parties hereto agree that the Promissory Note is modified as hereinafter indicated.

1.      RATE OF INTEREST

The rate of interest from the Effective Date until paid in full shall be modified as follows:

        Interest on the daily unpaid principal balance of the Promissory Note shall be changed to a fixed rate of eight and three quarters of one percent (8.75%) per annum until July 14, 1998, (the "Adjustment Date").

        Commencing on July 14, 1993, interest on the daily unpaid principal balance of the Promissory Note shall be changed to a variable rate of one and one quarter percent (1.25%) above the Prime Rate in effect on each respective day.

        "Prime Rate" means the rate of interest announced by Bank One from time to time as its Prime Rate and is adjusted to reflect a change in the Prime Rate on the same day as the Prime Rate changes.

        Interest shall be calculated on a 360 day year basis and shall be calculated by dividing the actual number of days which elapsed during
        the period interest accrued by a year of 360 days   ?    the interest
        rate in effect.

2.      PRINCIPAL AND INTEREST PAYMENTS.

Payments of principal and interest shall be due from the Effective Date as follows:

        Commencing on September 1, 1995, and continuing on the first day of each calendar month thereafter until and including the Adjustment Date, the monthly payments shall be in an amount equal to the amount necessary to amortize the outstanding principal sum and accrued interest thereon at the interest rate as of the Effective Date in 156 equal monthly installments of principal and interest. Commencing with the payment




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       due on the first day of the month next succeeding the Adjustment Date, the monthly payments shall be in an amount equal to the outstanding principal sum of the Note on the Adjustment Date multiplied by the fraction in which the numerator is one (1) and the denominator is 156 less the number of monthly principal payments made by Maker since the Effective Date, plus accrued interest thereon. Notwithstanding anything in the foregoing to the contrary, the outstanding principal sum of the Promissory Note, together with all accrued and unpaid interest under the Promissory Note, shall be due and payable on the Maturity Date.

3.      AGREEMENTS/COLLATERAL.

All agreements or security documents previously executed shall remain in full force and effect except to the extent hereby modified.

4.      TERMS AND CONDITIONS.

This Agreement is a modification only and not a provision. Except for the above-quoted modification(s), the Promissory Note, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Agreement is to be considered attached to the Promissory Note and made a part thereof. This Agreement shall not release or affect the liability of any guarantor, surety or endorser of the Promissory Note or release any owner of collateral securing the Promissory Note. The validity, priority and enforceability of the Promissory Note shall not be impaired hereby. To the extent that any provision of this Agreement conflicts with any term or condition set forth in the Promissory Note, or any agreement or security document executed in conjunction therewith, the provisions of this Agreement shall supersede and control. Maker acknowledges and agrees that as of the Agreement Date there are no claims, setoffs or defenses or rights to claims, setoffs or defenses to payment of the Promissory Note. If the Promissory Note is signed by more than one person, the modified Promissory Note shall be the joint and several obligation of all Makers of the Promissory Note.

5.      REAFFIRMATION OF COGNOVIT PROVISION.

Each Maker continues to authorize any attorney at law to appear in an action on the Promissory Note, as modified, at any time after the sums becomes due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio, or of elsewhere, and to waive the issuing and service of process against any or all Makers, enter an appearance and to confess judgment ?
of Bank One against any or all Makers for the amount that may be due under the Promissory Note, as modified, together with costs of suit, and to release all errors and waive all rights of appeal and stay of execution from the judgment rendered. After the judgment is entered against any one or more Makers, the powers herein conferred may be exercised as to any one or more of the other Makers. The death of any Maker shall not impair the authority herein granted as to the survivor or survivors of such Maker.

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WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

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                                        OIOPT ACQUISITION CORP., a Delaware
                                        corporation

                                        By:     Vince Pisano
                                              ---------------
                                        Its:    V.P. Finance
                                              ---------------
BANK ONE'S ACCEPTANCE

The foregoing Promissory Note Modification Agreement is hereby agreed to and acknowledged this 30th day of August, 1995.

                                        BANK ONE, DAYTON, NA

                                        By:     Scott E. ????
                                             ---------------------------------
                                        Its: Senior Commercial Banking Officer
                                             ---------------------------------

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        ACKNOWLEDGEMENT AND AGREEMENT BY GUARANTOR(S) AND/OR OWNER(S)
                 OF COLLATERAL SECURING THE PROMISSORY NOTE.

The foregoing Promissory Note Modification Agreement is hereby acknowledged and agreed to by the undersigned guarantor(s) of the Promissory Note and/or the owner(s) of collateral securing the Promissory Note, confirming the continuing validity of said guaranty(ies) and/or security document(s).



                                        EDUCATION MEDICAL, INC.

                                        By:  Vince Pisano
                                           ---------------------------
                                        Tit: V.P. Finance
                                            --------------------------